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                                                                     Exhibit 4.4

                           GTECH HOLDINGS CORPORATION

                                GTECH CORPORATION

                                55 Technology Way
                       West Greenwich, Rhode Island 02817


                                                         New York, New York
                                                         As of February 22, 1999


                  Re: Amendment No. 1 to Note and Guarantee Agreement dated as of May 15, 1997


To the Noteholders
  Referred to Below

Ladies and Gentlemen:

         Reference is made to the Note and Guarantee Agreement dated as of May 15, 1997 (the "Agreement") between GTECH CORPORATION, a Delaware corporation (the "Company"), GTECH HOLDINGS CORPORATION, a Delaware corporation (the "Guarantor" and, together with the Company, the "Obligors"), and the Purchasers identified in Schedule A thereto, pursuant to which said Purchasers purchased $300,000,000 aggregate principal amount of the Company's 7.75% Series A Guaranteed Senior Notes due 2004 and 7.87% Series B Guaranteed Senior Notes due 2007 (the "Notes").

         The Obligors have requested that the holders of the Notes (the "Noteholders") agree, and the Noteholders party hereto are willing, to amend various provisions of the Agreement, all on the terms and conditions of this Amendment.

         Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Unless otherwise defined herein, all terms used herein which are defined in the Agreement (as amended hereby) shall have their respective meanings as therein defined.

         Section 2. Amendments to Agreement. Subject to the satisfaction of the conditions to effectiveness specified in Section 4 below, the Agreement is amended as follows:

         2.1. Amendment to Section 10.6. Section 10.6 of the Agreement is amended to read in its entirety as follows:
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         "10.6.  INDEBTEDNESS.

                           The Guarantor will not at any time permit the ratio of Consolidated Indebtedness to Consolidated EBDAIT to exceed 3.0 to 1.".

         2.2. Amendment to Section 10.7. Section 10.7 of the Agreement is amended to read in its entirety as follows:

         "10.7.  FIXED CHARGES.

                  The Guarantor will not at any time permit the Fixed Charges Coverage Ratio to be less than 2.0 to 1.".

         2.3 Amendments to Section 11. (a) Subsection (c) of Section 11 of the Agreement is amended to read in its entirety as follows:

                           "(c) the Guarantor defaults in the performance of or compliance with any terms contained in Section 7.1(d) or Section 10.2, 10.4, 10.5, 10.6, 10.7 or 10.8; or".

                  (b) The second parenthetical phrase contained in Subsection
(d) of Section 11 of the Agreement is amended to read in its entirety as follows:

         "(provided, that, with respect to any default arising under Section 10.1, such Obligor is proceeding diligently and in good faith to remedy such default)".

                  2.4. Amendments to Schedule B. (a) Schedule B to the Agreement is amended by deleting the defined term "Consolidated Shareholders' Equity" contained therein.

         (b) Schedule B to the Agreement is further amended by adding the following defined term thereto in the appropriate alphabetical location:

                           "CONSOLIDATED FIXED CHARGES" means, with reference to any period, the sum of (a) Consolidated Interest Expense for such period plus (b) Consolidated Lease Rentals for such period.

                           "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with reference to any period, the sum (without duplication) of
         (i) Consolidated Net Income for such period, plus (to the extent deducted in the computation of such Consolidated Net Income) (ii) Consolidated Interest Expense for such period, (iii) Consolidated Lease Rentals for such period and (iv) taxes on income of the Guarantor and its Restricted Subsidiaries for such period, provided, however, that there shall be excluded from the computation of Consolidated Net Income for this purpose the special charge taken by the Guarantor in the fiscal quarter of the Guarantor ending in February 1999 (in an amount not in excess of $15,000,000) relating to the Guarantor's decision not to seek renewal of contracts in the benefits distribution business of Transactive Corporation.
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                           "CONSOLIDATED LEASE RENTALS" means, with reference to
         any period, the sum of the rental and other obligations required to be paid during such period by the Guarantor or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee which are on the account of maintenance and repairs, insurance, taxes, assessments and similar charges.

                           "FIXED CHARGES COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Income Available For Fixed Charges for the four fiscal quarters ending on, or most recently prior to, such date to (b) Consolidated Fixed Charges for such four fiscal quarters, all determined on a pro forma basis in accordance with generally accepted financial practice giving effect to any acquisition or disposition made during the relevant computation period as if such acquisition or disposition were made on the first day of such period.

                  Section 3. Representations and Warranties. The Obligors represent and warrant, jointly and severally, to the Noteholders on the date hereof and as of the Effective Date as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Agreement for all relevant purposes thereof):

                  3.1. Power and Authority. Each Obligor has the corporate power and authority to execute and deliver this Amendment and to perform the Agreement as amended hereby (the "Amended Agreement").

                  3.2. Authorization, etc. This Amendment has been duly authorized by all necessary corporate action on the part of each Obligor and has been duly executed and delivered by each of the Obligors, and the Amended Agreement constitutes a legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.3. No Conflicts. The execution and delivery by the Obligors of this Amendment and the performance by the Obligors of this Amendment and of the Amended Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

                  3.4. Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection
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                                      -4-

with the execution and delivery of this Amendment or for the performance by the Obligors of the Amended Agreement.

                  3.5. No Defaults. Both immediately prior and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

                  Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") when the following conditions shall have been satisfied:

                  4.1. Execution and Delivery. This Amendment shall have been duly executed and delivered by each Obligor and the Required Holders.

                  4.2. Acknowledgements by Subsidiary Guarantors. Each Subsidiary Guarantor shall have acknowledged and consented to the execution and delivery of this Amendment.

                  4.3 Rating Confirmation. Duff & Phelps Credit Rating Co. shall have confirmed in writing its rating of each series of Notes of at least BBB+.

                  Section 5.  Miscellaneous.

                  5.1. Fees. Without limiting the provisions of Section 16.1 of the Agreement, the Company agrees to pay the reasonable fees and expenses of special counsel to the Noteholders, Milbank, Tweed, Hadley & McCloy LLP, relating to the transactions contemplated hereby.

                  5.2. Ratification; Waiver. The Agreement, except as amended pursuant hereto, is in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain in full force and effect.

                  5.3. References to Agreement and Notes. From and after the Effective Date, all references to the Agreement in the Agreement, the Notes and the Subsidiary Guarantees shall be deemed to be references to the Agreement as amended by this Amendment.

                  5.4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

                  5.5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
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                  If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement between you, the Company and the Guarantor.

                                       Very truly yours,

                                       GTECH CORPORATION



                                          By:_____________________________
                                             Title:


                                       GTECH HOLDINGS CORPORATION



                                          By:_____________________________
                                             Title:



The foregoing is hereby agreed to as of the date hereof:

THE NORTHWESTERN MUTUAL LIFE
  INSURANCE COMPANY



   By:_____________________________
      Title:


TEACHERS INSURANCE AND ANNUITY
  ASSOCIATION OF AMERICA


   By:_____________________________
      Title:
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                                      -6-

ALLSTATE LIFE INSURANCE COMPANY



   By:_____________________________
      Title:


   By:_____________________________
      Title:

    Authorized Signatories


THE VARIABLE ANNUITY LIFE
  INSURANCE COMPANY

AMERICAN GENERAL LIFE
  INSURANCE COMPANY



   By:_____________________________
      Title:


THE GUARDIAN LIFE INSURANCE
  COMPANY OF AMERICA


   By:_____________________________
      Title:


THE GUARDIAN INSURANCE AND
  ANNUITY COMPANY, INC.


   By:_____________________________
      Title:
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                                      -7-

FORT DEARBORN LIFE INSURANCE
  COMPANY


   By:_____________________________
      Title:


HARTFORD LIFE INSURANCE COMPANY


   By:_____________________________
      Title:


HARTFORD FIRE INSURANCE COMPANY


   By:_____________________________
      Title:


HARTFORD LIFE AND ACCIDENT
  INSURANCE COMPANY


   By:_____________________________
      Title:


THE LINCOLN NATIONAL LIFE
  INSURANCE COMPANY

By:      Lincoln Investment
         Management, Inc., its
         Attorney-In-Fact


   By:_____________________________
      Title:
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                                      -8-

FIRST PENN-PACIFIC LIFE
  INSURANCE COMPANY

By:      Lincoln Investment
         Management, Inc., its
         Attorney-In-Fact


   By:_____________________________
      Title:


LINCOLN NATIONAL REASSURANCE
  COMPANY

By:      Lincoln Investment
         Management, Inc., its
         Attorney-In-Fact


   By:_____________________________
      Title:

LINCOLN NATIONAL REINSURANCE
  COMPANY (BARBADOS) LTD.

By:      Lincoln Investment
         Management, Inc., its
         Attorney-In-Fact


   By:_____________________________
      Title:


PACIFIC LIFE INSURANCE
  COMPANY


   By:_____________________________
      Title:


   By:_____________________________
      Title:
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                                      -9-

LIFE INVESTORS INSURANCE COMPANY
  OF AMERICA


   By:_____________________________
      Title:


MONUMENTAL LIFE INSURANCE COMPANY


   By:_____________________________
      Title:


PFL LIFE INSURANCE COMPANY


   By:_____________________________
      Title:


THE EQUITABLE LIFE ASSURANCE
  SOCIETY OF THE UNITED STATES


   By:_____________________________
      Title:


THE EQUITABLE OF COLORADO, INC.


   By:_____________________________
     Title:
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                                      -10-

RELIASTAR BANKERS SECURITY
  LIFE INSURANCE COMPANY


   By:_____________________________
      Title:

RELIASTAR LIFE INSURANCE COMPANY


   By:_____________________________
      Title:

RELIASTAR UNITED SERVICES
  LIFE INSURANCE COMPANY


   By:_____________________________
      Title:


NORTHERN LIFE INSURANCE COMPANY


   By:_____________________________
      Title:


WASHINGTON SQUARE ADVISORS
  PRIVATE PLACEMENT TRUST FUND


   By:_____________________________
        Its:  Investment Advisor and
           Authorized Signatory


KEYPORT LIFE INSURANCE COMPANY

By Stein Roe & Farnham
  Incorporated, as Agent


   By:_____________________________
      Title:
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                                      -11-

CONNECTICUT GENERAL LIFE
  INSURANCE COMPANY

By CIGNA Investments, Inc.


   By:_____________________________
      Name:
      Title:


CONNECTICUT GENERAL LIFE
  INSURANCE COMPANY, on
  behalf of one or more
  separate accounts

By CIGNA Investments, Inc.


   By:_____________________________
      Name:
      Title:


LIFE INSURANCE COMPANY OF
  NORTH AMERICA

By CIGNA Investments, Inc.


   By:_____________________________
      Name:
      Title:


PRINCIPAL LIFE
  INSURANCE COMPANY



   By:_____________________________
      Title:

   By:_____________________________
      Title:
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                                      -12-

CONSECO ANNUITY ASSURANCE COMPANY

"Conseco Capital Management, Inc.
 acting as Investment Advisor"


   By:_____________________________
      Title:



The foregoing is hereby acknowledged and consented to as of the date hereof:

TRANSACTIVE CORPORATION


   By:_____________________________
      Title:


GTECH RHODE ISLAND CORPORATION


   By:_____________________________
      Title: